UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2007

ST. BERNARD SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15015 Avenue of Science

San Diego, CA 92128

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 676-2277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 2, 2007, St. Bernard Software, Inc., a Delaware corporation (“St. Bernard”), filed a Current Report on Form 8-K (the “Original 8-K”) announcing that on January 29, 2007, pursuant to an Asset Sale and License Agreement, by and between St. Bernard and Shavlik Technologies, LLC (“Shavlik”), St. Bernard assigned and sold to Shavlik St. Bernard’s UpdateEXPERT and UpdateEXPERT Premium software applications and related customer and end user license agreements, software, programming interfaces and other intellectual property rights and contracts for an aggregate purchase price of $1,200,000 plus 45% of any maintenance renewal fees collected by Shavlik in excess of $1,200,000 for renewals invoiced by Shavlik between February 1, 2007 and January 31, 2008 (the “Asset Sale”).

The purpose of this Amendment No. 1 to the Original 8-K is to clarify that the Asset Sale was not an event required to be disclosed pursuant to Item 2.01 of Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Upon further investigation and consultation with its auditors, St. Bernard has determined that the disclosure of the Asset Sale reported in the Original 8-K was not required to be reported as an Item 2.01 event on Form 8-K because the Asset Sale did not involve the disposition of “a significant amount of assets”, as that concept is described in Instruction 4 to Item 2.01 of Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Upon further investigation and consultation with its auditors, St. Bernard has determined that it is not required to report pro forma financial information in connection with the Asset Sale pursuant to Item 9.01, and therefore such pro forma financial information relating to the Asset Sale will not be reported in an amendment to the Original 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ST. BERNARD SOFTWARE, INC.

Dated: April 16, 2007	By:	/s/ Alfred F. Riedler
Alfred F. Riedler
Chief Financial Officer